Investor Contact	7930 Jones Branch Drive
Jill Slattery	McLean, VA 22102
+1 703 883 6043	ir.hilton.com

Media Contact
Nigel Glennie
+1 703 883 5262

Hilton Reports Second Quarter Results

MCLEAN, VA (August 6, 2020) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its second quarter 2020 results. The following results reflect the material impact that the novel coronavirus ("COVID-19") pandemic had on Hilton's business. Highlights include:
•Diluted EPS was $(1.55) for the second quarter, and diluted EPS, adjusted for special items, was $(0.61)

•Net loss was $432 million for the second quarter

•Adjusted EBITDA was $51 million for the second quarter

•System-wide comparable RevPAR decreased 81.0 percent on a currency neutral basis for the second quarter from the same period in 2019

•Approved 18,400 new rooms for development during the second quarter, growing Hilton's development pipeline to 414,000 rooms as of June 30, 2020, representing 11 percent growth from June 30, 2019

•Opened 6,800 rooms in the second quarter, contributing to 5,500 net additional rooms in Hilton's system

•As of July 31, 2020, 96 percent of Hilton's system-wide hotels were open

•Launched Hilton CleanStay, a new program created in collaboration with RB, maker of Lysol and Dettol, and Mayo Clinic, to deliver an elevated standard of cleanliness and disinfection to properties worldwide, and Hilton EventReady, which focuses on cleanliness and customer service specific to meetings and events

•Announced a new strategic partnership with Country Garden to develop 1,000 Home2 Suites by Hilton in China, representing the first major extended stay offering for Hilton outside of North America

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our second quarter results reflect the challenges that our business has experienced as a result of the pandemic. However, as restrictions are lifting and properties around the world are reopening, we are seeing improved occupancy. While we have a long journey in front of us, we are on the road to recovery and look forward to the opportunities ahead."

On a global level, the pervasive impact of COVID-19 began in March, with its most significant adverse impact on occupancy and RevPAR in April. Since April, all major regions have experienced month over month increases in occupancy and RevPAR. Hilton experienced the most notable recoveries in the U.S. and Asia Pacific with occupancy levels up approximately 20 percentage points and 15 percentage points, respectively, from April to June. Hilton announced a corporate restructuring in June 2020 to organize its business to be best suited to operate through the pandemic and beyond. Costs relating to the reorganization were recognized in the quarter and accrued as of June 30, 2020.

For the three and six months ended June 30, 2020, system-wide comparable RevPAR decreased 81.0 percent and 53.9 percent, respectively, due to both occupancy and ADR decreases. Additionally, management fee and franchise and licensing fee revenues decreased 77 percent and 50 percent during the three and six months ended June 30, 2020, respectively. The decreases were due to the COVID-19 pandemic and the related reduction in global travel and tourism, which required the complete or partial suspensions of hotel operations at approximately 20 percent of Hilton's properties at some point during the six months ended June 30, 2020, of which over half of the properties had reopened as of June 30, 2020.

For the three months ended June 30, 2020, diluted EPS was $(1.55) and diluted EPS, adjusted for special items, was $(0.61) compared to $0.89 and $1.06, respectively, for the three months ended June 30, 2019. Net income (loss) and Adjusted EBITDA were $(432) million and $51 million, respectively, for the three months ended June 30, 2020, compared to $261 million and $618 million, respectively, for the three months ended June 30, 2019.

For the six months ended June 30, 2020, diluted EPS was $(1.48) and diluted EPS, adjusted for special items, was $0.13 compared to $1.42 and $1.85, respectively, for the six months ended June 30, 2019. Net income (loss) and Adjusted EBITDA were $(414) million and $414 million, respectively, for the six months ended June 30, 2020, compared to $420 million and $1,117 million, respectively, for the six months ended June 30, 2019.

Development

In the second quarter of 2020, Hilton opened 60 new hotels totaling 6,800 rooms, and achieved net unit growth of over 5,500 rooms.

Additionally, during the quarter, Hilton entered into an exclusive management license agreement with Country Garden to introduce and develop Home2 Suites by Hilton branded properties in China. Hilton believes Home2 Suites, as an affordable extended stay, upper midscale offering, is well positioned to capture growth opportunities resulting from the growing spending power of consumers in China's smaller cities.

As of June 30, 2020, Hilton's development pipeline totaled over 2,700 hotels consisting of nearly 414,000 rooms throughout 121 countries and territories, including 35 countries and territories where Hilton does not currently have any open hotels. Additionally, of the rooms in the development pipeline, 234,000 rooms were located outside the U.S., and 222,000 rooms were under construction.

Balance Sheet and Liquidity

As of June 30, 2020, Hilton had $10.6 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 3.91 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $10.3 billion of long-term debt outstanding with a weighted average interest rate of 3.86 percent and no maturities until 2024. Total cash and cash equivalents were $3,575 million as of June 30, 2020, including $72 million of restricted cash and cash equivalents.

In March 2020, Hilton suspended share repurchases and the payment of dividends, as a result of efforts to preserve capital and maintain liquidity. No share repurchases were made after March 5, 2020 and no dividends were declared or paid during the three months ended June 30, 2020. The stock repurchase program remains authorized by the board of directors and the amount remaining under Hilton's stock repurchase program is approximately $2.2 billion.

Conference Call

Hilton will host a conference call to discuss second quarter 2020 results on August 6, 2020 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2020.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 0333617. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10145887.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of the COVID-19 pandemic, the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the impact of the COVID-19 outbreak, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and "Part II —Item 1A. Risk Factors" of Hilton's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as supplemented in Hilton's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, which is expected to be filed on or about the date of this press release, as such factors may be further updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,200 properties with more than 983,000 rooms in 118 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton welcomed more than 3 billion guests in its 100-year history, earned a top spot on the 2019 World's Best Workplaces list and was named the 2019 Global Industry Leader on the Dow Jones Sustainability Indices. In 2020, Hilton CleanStay was introduced, bringing an industry-defining standard of cleanliness and disinfection to hotels worldwide. Through the award-winning guest loyalty program Hilton Honors, the 108 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy, plus enjoy instant benefits, including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues
Franchise and licensing fees	$132	$444	$471	$826
Base and other management fees	8	89	68	169
Incentive management fees	(5)	58	18	113
Owned and leased hotels	31	387	241	699
Other revenues	10	26	33	52
	176	1,004	831	1,859
Other revenues from managed and franchised properties	388	1,480	1,653	2,829
Total revenues	564	2,484	2,484	4,688

Expenses
Owned and leased hotels	95	334	334	632
Depreciation and amortization	88	86	179	170
General and administrative	63	113	123	220
Reorganization costs	38	—	38	—
Impairment losses	15	—	127	—
Other expenses	13	15	27	35
	312	548	828	1,057
Other expenses from managed and franchised properties	554	1,458	1,890	2,841
Total expenses	866	2,006	2,718	3,898

Operating income (loss)	(302)	478	(234)	790

Interest expense	(106)	(101)	(200)	(199)
Loss on foreign currency transactions	(13)	(3)	(4)	(3)
Other non-operating loss, net	(23)	(12)	(23)	(8)

Income (loss) before income taxes	(444)	362	(461)	580

Income tax benefit (expense)	12	(101)	47	(160)

Net income (loss)	(432)	261	(414)	420
Net loss (income) attributable to noncontrolling interests	2	(1)	2	(2)
Net income (loss) attributable to Hilton stockholders	$(430)	$260	$(412)	$418

Weighted average shares outstanding:
Basic	277	290	277	291
Diluted	278	292	279	294

Earnings (loss) per share:
Basic	$(1.55)	$0.90	$(1.49)	$1.43
Diluted	$(1.55)	$0.89	$(1.48)	$1.42

Cash dividends declared per share	$—	$0.15	$0.15	$0.30

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
U.S.	24.4%	(55.9)%	pts.	$101.17	(33.2)%	$24.68	(79.7)%
Americas (excluding U.S.)	10.3	(60.7)		76.72	(32.7)	7.93	(90.2)
Europe	7.1	(72.3)		84.21	(39.9)	5.98	(94.6)
Middle East & Africa	15.4	(50.2)		103.91	(28.7)	16.01	(83.3)
Asia Pacific	28.8	(40.7)		74.09	(33.3)	21.31	(72.4)
System-wide	22.3	(56.1)		97.18	(33.2)	21.67	(81.0)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
U.S.	41.5%	(34.5)%	pts.	$129.02	(13.2)%	$53.56	(52.6)%
Americas (excluding U.S.)	32.4	(35.8)		109.78	(5.9)	35.58	(55.3)
Europe	30.0	(43.1)		115.43	(12.6)	34.68	(64.1)
Middle East & Africa	38.6	(29.8)		128.99	(8.8)	49.85	(48.5)
Asia Pacific	33.4	(34.1)		96.70	(15.5)	32.31	(58.2)
System-wide	39.3	(35.1)		124.94	(12.6)	49.06	(53.9)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Waldorf Astoria Hotels & Resorts	6.6%	(67.3)%	pts.	$280.87	(24.4)%	$18.41	(93.3)%
Conrad Hotels & Resorts	19.0	(56.3)		134.88	(48.7)	25.69	(87.0)
Canopy by Hilton	9.1	(67.4)		129.14	(36.2)	11.82	(92.4)
Hilton Hotels & Resorts	13.0	(64.8)		107.65	(37.4)	14.04	(89.5)
Curio Collection by Hilton	14.7	(56.0)		111.51	(46.4)	16.35	(88.9)
DoubleTree by Hilton	17.3	(59.0)		90.78	(30.8)	15.71	(84.3)
Tapestry Collection by Hilton	28.9	(47.2)		98.85	(41.2)	28.59	(77.7)
Embassy Suites by Hilton	16.8	(65.2)		113.09	(33.0)	18.95	(86.3)
Hilton Garden Inn	22.4	(56.4)		90.46	(32.8)	20.22	(80.9)
Hampton by Hilton	27.2	(51.0)		92.08	(25.6)	25.07	(74.1)
Tru by Hilton	29.8	(41.2)		81.62	(23.9)	24.31	(68.1)
Homewood Suites by Hilton	40.6	(43.4)		103.65	(27.8)	42.06	(65.1)
Home2 Suites by Hilton	40.0	(41.0)		93.46	(22.1)	37.43	(61.5)
System-wide	22.3	(56.1)		97.18	(33.2)	21.67	(81.0)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Waldorf Astoria Hotels & Resorts	29.8%	(42.6)%	pts.	$407.98	6.8%	$121.51	(56.1)%
Conrad Hotels & Resorts	32.4	(41.8)		202.74	(19.9)	65.69	(65.0)
Canopy by Hilton	30.2	(39.0)		175.53	(13.1)	52.96	(62.1)
Hilton Hotels & Resorts	33.6	(41.0)		152.89	(9.8)	51.32	(59.4)
Curio Collection by Hilton	33.5	(33.6)		185.70	(10.8)	62.15	(55.5)
DoubleTree by Hilton	35.3	(37.4)		118.51	(8.7)	41.79	(55.7)
Tapestry Collection by Hilton	39.9	(28.4)		117.52	(23.9)	46.95	(55.5)
Embassy Suites by Hilton	38.4	(40.1)		146.82	(11.2)	56.40	(56.6)
Hilton Garden Inn	39.6	(35.2)		113.15	(13.5)	44.78	(54.2)
Hampton by Hilton	41.5	(31.7)		106.34	(11.8)	44.17	(50.0)
Tru by Hilton	41.6	(22.7)		90.36	(12.7)	37.60	(43.5)
Homewood Suites by Hilton	53.2	(26.9)		121.04	(13.6)	64.37	(42.6)
Home2 Suites by Hilton	51.5	(24.5)		104.10	(11.2)	53.66	(39.9)
System-wide	39.3	(35.1)		124.94	(12.6)	49.06	(53.9)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Management and franchise	22.6%	(55.8)%	pts.	$97.08	(32.8)%	$21.98	(80.6)%
Ownership(1)	5.3	(74.6)		117.81	(39.9)	6.25	(96.0)
System-wide	22.3	(56.1)		97.18	(33.2)	21.67	(81.0)

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2020	vs. 2019		2020	vs. 2019	2020	vs. 2019
Management and franchise	39.5%	(34.9)%	pts.	$124.50	(12.4)%	$49.16	(53.5)%
Ownership(1)	28.1	(46.4)		155.51	(15.4)	43.69	(68.1)
System-wide	39.3	(35.1)		124.94	(12.6)	49.06	(53.9)
____________
(1)Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2020

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	14	5,963	—	—	14	5,963
Americas (excluding U.S.)	—	—	2	257	—	—	2	257
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	5	1,014	—	—	5	1,014
LXR Hotels & Resorts
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	307	—	—	1	307
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	1	225	7	2,436
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	21	6,138	1	659	23	6,961
Canopy by Hilton
U.S.	—	—	—	—	13	2,114	13	2,114
Americas (excluding U.S.)	—	—	1	174	—	—	1	174
Europe	—	—	—	—	2	263	2	263
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	2	329	—	—	2	329
Hilton Hotels & Resorts
U.S.	—	—	65	47,454	176	54,085	241	101,539
Americas (excluding U.S.)	1	405	26	9,455	21	7,096	48	16,956
Europe	50	13,919	43	14,439	40	10,875	133	39,233
Middle East & Africa	5	1,998	42	13,482	2	1,415	49	16,895
Asia Pacific	5	2,999	98	35,454	6	2,203	109	40,656
Curio Collection by Hilton
U.S.	—	—	6	2,485	44	8,804	50	11,289
Americas (excluding U.S.)	—	—	2	99	8	825	10	924
Europe	—	—	5	520	16	1,766	21	2,286
Middle East & Africa	—	—	3	445	1	356	4	801
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	32	10,864	331	76,663	363	87,527
Americas (excluding U.S.)	—	—	2	306	34	6,680	36	6,986
Europe	—	—	12	3,156	99	16,917	111	20,073
Middle East & Africa	—	—	12	3,164	6	719	18	3,883
Asia Pacific	—	—	62	17,015	3	1,072	65	18,087
Tapestry Collection by Hilton
U.S.	—	—	—	—	34	4,490	34	4,490
Americas (excluding U.S.)	—	—	—	—	2	190	2	190
Embassy Suites by Hilton
U.S.	—	—	41	10,924	210	47,152	251	58,076
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Hilton Garden Inn
U.S.	—	—	4	425	688	95,255	692	95,680
Americas (excluding U.S.)	—	—	11	1,571	44	6,829	55	8,400
Europe	—	—	20	3,764	53	8,788	73	12,552
Middle East & Africa	—	—	15	3,272	2	271	17	3,543
Asia Pacific	—	—	30	6,423	—	—	30	6,423
Hampton by Hilton
U.S.	—	—	29	3,547	2,221	218,745	2,250	222,292
Americas (excluding U.S.)	—	—	13	1,685	103	12,450	116	14,135
Europe	—	—	17	2,836	70	10,763	87	13,599
Middle East & Africa	—	—	3	723	—	—	3	723
Asia Pacific	—	—	—	—	126	21,202	126	21,202
Tru by Hilton
U.S.	—	—	—	—	133	12,806	133	12,806
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	10	1,052	472	53,858	482	54,910
Americas (excluding U.S.)	—	—	3	406	22	2,457	25	2,863
Home2 Suites by Hilton
U.S.	—	—	3	313	401	42,086	404	42,399
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	4	1,995	3	1,151	7	3,146
Hotels	65	20,562	690	219,979	5,405	733,967	6,160	974,508
Hilton Grand Vacations	—	—	—	—	55	8,957	55	8,957
Total	65	20,562	690	219,979	5,460	742,924	6,215	983,465
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2020	2019	$	%
Capital expenditures for property and equipment(1)	$18	$23	(5)	(21.7)
Capitalized software costs(2)	16	25	(9)	(36.0)
Total capital expenditures	34	48	(14)	(29.2)
Contract acquisition costs	12	28	(16)	(57.1)
Total capital expenditures and contract acquisition costs	$46	$76	(30)	(39.5)

	Six Months Ended
	June 30,		Increase / (Decrease)
	2020	2019	$	%
Capital expenditures for property and equipment(1)	$30	$46	(16)	(34.8)
Capitalized software costs(2)	33	44	(11)	(25.0)
Total capital expenditures	63	90	(27)	(30.0)
Contract acquisition costs	23	43	(20)	(46.5)
Total capital expenditures and contract acquisition costs	$86	$133	(47)	(35.3)
____________
(1)Includes expenditures for hotels, corporate and other property and equipment, of which $4 million and $1 million were indirectly reimbursed by hotel owners for the three months ended June 30, 2020 and 2019, respectively, and $7 million and $6 million were indirectly reimbursed by hotel owners for the six months ended June 30, 2020 and 2019, respectively. Excludes expenditures for furniture, fixtures and equipment ("FF&E") replacement reserves of $7 million and $15 million for the three months ended June 30, 2020 and 2019, respectively, and $21 million and $29 million for the six months ended June 30, 2020 and 2019, respectively.
(2)Includes $6 million and $21 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended June 30, 2020 and 2019, respectively, and $20 million and $36 million for the six months ended June 30, 2020 and 2019, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME (LOSS) AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss) attributable to Hilton stockholders, as reported	$(430)	$260	$(412)	$418
Diluted EPS, as reported	$(1.55)	$0.89	$(1.48)	$1.42
Special items:
Net other expenses (revenues) from managed and franchised properties	$166	$(22)	$237	$12
Purchase accounting amortization(1)	47	51	96	102
FF&E replacement reserves	7	15	21	29
Reorganization costs	38	—	38	—
Impairment losses	15	—	127	—
Financing transactions(2)	—	8	—	8
Other adjustments(3)	22	9	25	10
Total special items before tax	295	61	544	161
Income tax expense on special items	(35)	(11)	(94)	(35)
Total special items after tax	$260	$50	$450	$126

Net income (loss), adjusted for special items	$(170)	$310	$38	$544
Diluted EPS, adjusted for special items	$(0.61)	$1.06	$0.13	$1.85
____________
(1)Represents the amortization of intangible assets that were recorded at fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc.
(2)Includes expenses recognized in connection with the June 2019 refinancings and repayments of the senior secured credit facilities that were included in other non-operating loss, net.
(3)Includes losses related to the disposal of an investment and an accrual for a loan guarantee for a franchised hotel, which were recognized in other non-operating loss, net for the three and six months ended June 30, 2020. All periods include severance costs recognized in general and administrative expenses related to the 2015 sale of the Waldorf Astoria New York.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income (loss)	$(432)	$261	$(414)	$420
Interest expense	106	101	200	199
Income tax expense (benefit)	(12)	101	(47)	160
Depreciation and amortization	88	86	179	170
EBITDA	(250)	549	(82)	949
Loss on foreign currency transactions	13	3	4	3
FF&E replacement reserves	7	15	21	29
Share-based compensation expense	24	47	12	81
Reorganization costs	38	—	38	—
Impairment losses	15	—	127	—
Amortization of contract acquisition costs	7	7	15	14
Net other expenses (revenues) from managed and franchised properties	166	(22)	237	12
Other adjustment items(1)	31	19	42	29
Adjusted EBITDA	$51	$618	$414	$1,117
____________
(1)Includes severance not related to the reorganization and other items. The three and six months ended June 30, 2020 also include losses related to the disposal of an investment and an accrual for a loan guarantee for a franchised hotel. The three and six months ended June 30, 2019 also include expenses recognized in connection with refinancings and repayments of the senior secured credit facilities.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Total revenues, as reported	$564	$2,484	$2,484	$4,688
Add: amortization of contract acquisition costs	7	7	15	14
Less: other revenues from managed and franchised properties	(388)	(1,480)	(1,653)	(2,829)
Total revenues, as adjusted	$183	$1,011	$846	$1,873

Adjusted EBITDA	$51	$618	$414	$1,117

Adjusted EBITDA margin	27.9%	61.1%	48.9%	59.6%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	June 30,	December 31,
	2020	2019
Long-term debt, including current maturities	$10,482	$7,993
Add: unamortized deferred financing costs and discount	90	83
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	10,572	8,076
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	7	2
Less: cash and cash equivalents	(3,503)	(538)
Less: restricted cash and cash equivalents	(72)	(92)
Net debt	$7,004	$7,448

	Six Months Ended		Year Ended	TTM(1)
	June 30,		December 31,	June 30,
	2020	2019	2019	2020
Net income (loss)	$(414)	$420	$886	$52
Interest expense	200	199	414	415
Income tax expense (benefit)	(47)	160	358	151
Depreciation and amortization	179	170	346	355
EBITDA	(82)	949	2,004	973
Gain on sale of assets, net	—	—	(81)	(81)
Loss on foreign currency transactions	4	3	2	3
FF&E replacement reserves	21	29	59	51
Share-based compensation expense	12	81	154	85
Reorganization costs	38	—	—	38
Impairment losses	127	—	—	127
Amortization of contract acquisition costs	15	14	29	30
Net other expenses from managed and franchised properties	237	12	77	302
Other adjustment items(2)	42	29	64	77
Adjusted EBITDA	$414	$1,117	$2,308	$1,605

Net debt				$7,004

Net debt to Adjusted EBITDA ratio				4.4
____________
(1)Trailing twelve months ("TTM") June 30, 2020 is calculated as the six months ended June 30, 2020 plus the year ended December 31, 2019 less the six months ended June 30, 2019.
(2)Includes severance not related to the reorganization and other items. The six months ended June 30, 2020 includes losses related to the disposal of an investment and an accrual for a loan guarantee for a franchised hotel. The six months ended June 30, 2019 and year ended December 31, 2019 include expenses recognized in connection with refinancings and repayments of the senior secured credit facilities and, the year ended December 31, 2019 also includes impairment losses.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended June 30, 2020, which is calculated as the six months ended June 30, 2020 plus the year ended December 31, 2019 less the six months ended June 30, 2019. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.

The COVID-19 pandemic had a material adverse impact on the Company's results for the three and six months ended June 30, 2020, and the Company expects it to continue to have a material adverse impact on the results for an indeterminate length of time. Management is making estimates and judgments in light of the circumstances, and this interim period, as well as upcoming periods, are unlikely to be comparable to past performance or indicative of future performance. As such, TTM information may not currently be useful for projecting future operating results.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings (loss) before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, income tax benefit (expense) and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves required under certain lease agreements; (v) reorganization, severance, relocation and other related expenses; (vi) share-based compensation; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of FF&E for owned hotels, where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense (benefit), as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The

Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available.

Of the 6,160 hotels in the Company's system as of June 30, 2020, 5,018 hotels were classified as comparable hotels. The 1,142 non-comparable hotels included 192 hotels, or approximately three percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, any hotel that had completely or partially suspended operations on a temporary basis at any point during the six months ended June 30, 2020 as a result of the COVID-19 pandemic was considered to be part of the definition of comparable hotels. Despite these temporary suspensions of hotel operations, Hilton believes that including these hotels within occupancy, average daily rate and revenue per available room, reflects the underlying results of the business for the three and six months ended June 30, 2020.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels. References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2020 and 2019 use the exchange rates for the three and six months ended June 30, 2020, respectively.